Exhibit 10.18

COMMERCIAL CONTRACT No. 26.776 DATED 23RD MARCH, 2010 COVERING SUGAR FOR EXPORT, UNDER THE FOLLOWING TERMS AND CONDITIONS:
1. BUYER:
BUNGE INTERNATIONAL COMMERCE LTD. P.O Box 1350 — Georgetown, Grand Cayman — Cayman Islands, hereinafter simply called the “BUYER”.
2. SELLER:
ANGÉLICA AGROENERGIA LTDA, Rod. BR 267 — Km 14 — Est. Angélica — Angélica Mato Grosso do Sul — CNPJ 07.903.169/0001-09, hereinafter simply called “SELLER”.
3. QUALITY:
3.1 Brazilian Raw Sugar V.H.P. (the “Sugar”) of fair average quality, produced from cane which is not genetically modified, with minimum polarization of 99 degrees, maximum polarization 99.49 degrees, ashes and moisture maximum 0.15%, color maximum 1,200 ICUMSA units, free flowing (the “Contract Quality”) all at time of delivery at the terminal through which the sugar shall be shipped in vessel(s) to be declared by the BUYER. The sugar shall be produced in the same crop year in which it will be shipped.
3.2 The seller undertakes that neither the cane breeding program, nor the cane growing system, nor the factory extraction process will involve any process of genetic modification or trans-genesis, and all sugar produced for sale under this contract will be obtained from cane varieties developed by the traditional plant breeding method of hybridization and selection.
4. PACKING:
In Bulk
CONTRATO COMERCIAL NR. 26.776 DATADO DE 23 DE MARÇO DE 2010, COBRINDO AÇUCAR PARA EXPORTAÇÃO, SOB OS TERMOS E CONDIÇÕES A SEGUIR:
1. COMPRADORA:
BUNGE INTERNATIONAL COMMERCE LTD. P.O Box 1350 — Georgetown, Grand Cayman — Cayman Islands, doravante denominada simplesmente “COMPRADORA”.
2. VENDEDORA:
ANGÉLICA AGROENERGIA LTDA, Rod. BR 267 — Km 14 — Est. Angélica — Angélica Mato Grosso do Sul — CNPJ 07.903.169/0001-09, doravante denominada simplesmente “VENDEDORA”.
3. QUALIDADE:
3.1 Açúcar brasileiro de cana bruto V.H.P. ( o “Açúcar”) de qualidade média usual, produzido a partir de cana não modificada geneticamente, com polarização minima de 99 graus e polarização maxima de 99,49 graus, cinzas e umidade maxima de 0,15%, cor maxima de 1,200 unidades ICUMSA, fluindo livremente (a “Qualidade Contratual”) tudo no momento da entrega no Terminal através do qual o açúcar deverá ser embarcado em navios a serem nomeados pela COMPRADORA. O açúcar deverá ser produzido na mesma safra em que será embarcado.
3.2 A Vendedora garante que nem o programa de produção de cana, nem o seu sistema de crescimento, nem o processo industrial de extração, envolverão qualquer processo de modificação genética ou transgènica e que todo o açúcar produzido para a venda sob este contrato, será obtido a partir de variedades de cana desenvolvidas pelo método tradicional de hibridização e seleção de mudas
4. EMBALAGEM:
A granel.

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5. DURATION:
2 (two) crop years beginning in 2010/2011 and ending in 2011/2012. Each crop year starts on 1st May and ends on 30th April of the following year.
6. LOADING PORT:
Paranaguá, through the Terminal at BUYER’s choice.
8. QUANTITY:
140,000 metric tons minimum/maximum, being:
•	70,000 metric tons in 2010/2011;

•	70,000 metric tons in 2011/2012.
8. SHIPMENT PERIODS:
8.1 In each one of the crop years the periods of shipment of the quantity mentioned above will be the following:
a) 11,666MT from 1st until 31st August
b) 11,666MT from 1st until 30th September
c) 11,666MT from 1st until 31st October
d) 11,666MT from 1st until 30th November
e) 11,666MT from 1st until 31st December
f) 11,670MT from 1st until 31st January
8.2 Before the beginning of any of the shipment periods BUYER can make partial shipments of any quantity of sugar already delivered by SELLER into the TERMINAL.
8.3 Shipment period is defined as the period in which BUYER’s performing vessel(s) must present N.O.R. in the Port of Paranaguá. The ship shall present this notice in written, whether or not moored, and whether or not in free pratique (free from quarantine).
8.4 The BUYER agrees to give notice of the arrival of the ship(s) at least seven (7) days in advance.
5. DURAÇÃO:
2 (dots) anos safra, iniciando-se em 2010/2011 e terminando em 2011/2012. Cada ano safra se inicia em 01 de Maio e termina em 30 de Abril do ano seguinte.
6. PORTO DE EMBARQUE:
Paranaguá, através do Terminal a ser indicado pela COMPRADORA.
7. QUANTIDADE:
140,000 toneladas métricas minimo/maximo, sendo:
•	70,000 toneladas métricas em 2010/2011;

•	70,000 toneladas métricas em 2011/2012.
8. PERIODOS DE EMBARQUE:
8.1 Em cada um dos anos safra os periodos de embarque da quantidade acima serão os seguintes:
a) 11,666TM de 1° até 31 de Agosto
b) 11,666TM de 1° até 30 de Setembro
c) 11,666TM de 1° até 31 de Outubro
d) 11,666TM de 1° até 30 de Novembro
e) 11,666TM de 1° até 31 de Dezembro
f) 11,670TM de 1° até 31 de Janeiro
8.2 Antes do inicio de qualquer dos periodos de embarque a COMPRADORA poderá fazer embarques parciais de qualquer quantidade de açúcar já entregue pela VENDEDORA no TERMINAL.
8.3 O periodo de embarque é definido como o periodo no qual o navio escolhido pela COMPRADORA deverá apresentar o N.O.R. (“Noticia de Prontidão”) no Porto de Paranaguá. O navio deve apresentar tal notificação por escrito, se atracado ou não, e se em livre prática (fora de quarentena) ou não.
8.4 A COMPRADORA concorda em notificar a chegada do(s) navio(s) com pelo menos sete (7) dias de antecedéncia.

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9. PRICE:
9.1 For each crop year the price shall be fixed by AA’s or by SELLER’s Executable Orders (SEO’s) against the following months of the ICE Futures US nr. 11 futures contract prices, less 25 (twenty five) points discount, to give Free Carrier (“FCA”) in the Terminal in Paranaguá, basis 96 degrees polarization:
•	July for the quantity of 23,332MT (459 lots);

•	October for the quantity of 46,668MT (919 lots).
9.2 If AA’s are used, they shall be posted by mutual agreement between the SELLER and the BUYER within the range of the respective posting day.
9.3 The polarization premium, calculated according to the rules of the ICE Futures US no. 11 sugar contract and based on the final quality of the sugar effectively shipped in each vessel declared by the BUYER, will be added to the price.
9.4 The SELLER has also the right to use “Options” and “OTCs” transactions presented by the BUYER to hedge the quantity of sugar sold herein. Any option or OTCs hedging which requires a premium to be paid, such premium has to be paid by the SELLER on the execution of the hedging.
9.5 For any specific month of the ICE FUTURES US nr.11 Futures Contract against which the prices are being fixed, the volume of Options and/or OTC’s together with the quantity of sugar priced by SEO’s and/or AA’s can not exceed the quantity of lots of this contract.
9.6 The SELLER will have the option to change to the next position of the ICE Futures US No. 11 Contract the month against which the prices will be fixed. In
9. PREÇO:
9.1 Para cada ano safra o preço deverá ser fixado por AA’s ou por Ordens Executãveis da VENDEDORA (SEO’S) contra as cotações dos seguintes meses do Contrato de Futuros n° 11 da ICE Futures US, com 25 (vinte e cinco) pontos de desconto, para a condição livre no transporte (“FCA”) no Terminal em Paranaguá, base 96 graus de polarização:
•	Julho para a quantidade de 23.332TM (459 lotes);

•	Outubro para a quantidade de 46.668TM (919 lotes).
9.2 Se forem utilizados AA’s, eles deverão ser colocados por mútuo acordo entre a VENDEDORA e a COMPRADORA dentro dos limites de comercialização do respectivo dia de fixação.
9.3 Será acrescido ao preço o prêmio da polarização calculado de acordo com as regras do Contrato no. 11 da ICE Futures US com base na qualidade final do açúcar efetivamente embarcado em cada navio nomeado pela COMPRADORA.
9.4 A VENDEDORA também tem o direito de usar “Opções” e transações de “OTC”, apresentadas pela COMPRADORA, como mecanismo de proteção de preços (“HEDGE”) das quantidades de açúcar vendidas. Qualquer “Opção” ou transação de “OTC” que implique em prêmio a ser pago, tal prêmio terá que ser pago pela VENDEDORA no momento da execução da operação de “Hedge”.
9.5 Para qualquer mês especifico do Contrato de Futuros n˚ 11 da ICE FUTURES US contra o qual os preços estejam sendo fixados, o volume de opções e/ou transações de “OTC”, juntamente com a quantidade de açúcar com preço fixado por SEO’s e/ou AA’s não poderá exceder a quantidade de lotes deste contrato.
9.6 A VENDEDORA terá a opção de mudar para a prõxima posição do Contrato No. 11 da ICE Futures US o mês contra o qual os preços serão fixados. Neste caso, será por

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this case, the SELLER will be responsible for the “Switch” cost, based on US$15.00 per lot of 50.8 metric tons, as well as the premium or discount equivalent to the differential of prices between the original month and the new one.
9.7 The fixation of prices may be started 6 (six) months prior to each Contract no. 11 stated on this contract and should be terminated by 5 (five) working days prior of the last day of negotiation of the month of the Contract No. 11 of the ICE Futures US against which the price is being fixed.
10. BUY-BACK:
10.1 The profits on the buy-back of the prices already fixed will be 85% for the account of the SELLER and 15% for the account of the BUYER.
10.2 Any losses from these operations will be 100% for SELLER’s account.
10.3 The buy back result will be verified by the price difference between the fixed prices (short) and the purchase of these very same lots in the month of the nr. 11 contract chosen by the SELLER (buy back).
10.4 The net profit mentioned on item 10.1 will be accrued taking in consideration the difference of buy-back’s average level and next pricing operation on this same future contract (screen) for the relevant quantity of bought lots back.
10.5 The SELLER will be responsible for the brockerage for the buybacks, based on US$15.00 per lot of 50.8 metric tons.
11. WEIGHT AND QUALITY SETTLEMENT:
11.1 The weight and quality shall be settled based on the BUYER’S supervision certificates issued by a first class supervision company recognized by the Sugar Association of London (SAL), at BUYER’s choice and expense and, except for the polarization, will be determined on the basis of the quantity and quality conta dela o custo de corretagem do “Switch”, à razão de US$15,00 por lote de 50,8 TM, bem como o prêmio ou desconto referentes à diferença entre as cotações do mês original e do novo.
9.7 A fixação de preços poderá ser iniciada com 6 (seis) meses de antecedência a cada mês do Contrato No. 11 definido nesse contrato e devera ser encerrada ate 5 (cinco) dias uteis antes do ultimo dia de negociação do mês do Contrato ICE Futures US No. 11 contra o qual o preço está sendo fixado.
10. RECOMPRAS:
10.1 Os lucros da recompra de preços já fixados (“Buy-Back”) serão 85% por conta da VENDEDORA e 15% por conta da COMPRADORA.
10.2 Qualquer perda destas operações serão 100% por conta do VENDEDORA.
10.3 O resultado da recompra será apurado pela diferença de preços entre os lotes fixados (venda) e a compra destes mesmos lotes no mês do contrato nr. 11 escolhido pela VENDEDORA (recompra).
10.4 O lucro mencionado no item 10.1 será apurado levando em consideração a diferença do nivel médio de “buy-back” e a proxima operação de fixação no mesmo contrato de futuro (tela) para a quantidade relevante de lotes recomprados.
10.5 A vendedora será responsável pelos custos de corretagem das recompras (“BUY-BACK”) á razão de US$15,00 por lote de 50.8TM.
11. DETERMINAÇÃO DO PESO E QUALIDADE:
11.1 O peso e a qualidade deverão ser determinados com base nos Certificados de Supervisão da COMPRADORA emitidos por uma companhia de supervisão de primeira classe reconhecida pela Associação de Açúcar de Londres (SAL) da escolha e a expensas da COMPRADORA e, exceto no que se refere a polarização, serão estabelecidos com base na

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delivered at the TERMINAL. The SELLER shall have the right, at its sole discretion, to appoint an International Recognized First-Class Supervision Company at its choice and expense to follow up weighing, sampling and testing at the load port at the time of shipment.
11.2 The polarization shall be settled as per the scale of the ICE Futures US NR. 11 Sugar Contract and will be calculated based on the final quality of the sugar effectively shipped in each vessel declared by the BUYER
11.3 In case any deviation from Contract Quality happens, BUYER shall advise SELLER immediately and SELLER to adjust quality delivered.
11.4 In case problem continues BUYER has the right to suspend the call for balance of Contract momentarily until a solution is found and SELLER has the right to nominate at their expenses their Supervision Company to verify the issue.
12. PAYMENT:
12.1 PREPAYMENTS: If requested by the SELLER, the BUYER will make prepayments for the SELLER of an amount equal to 80% of the price already fixed or a provisional price equivalent to 70% of the “Settlement price” for the month against which the prices are being fixed, of the last Friday market day immediately prior to the date of the provisional invoice if not fixed yet, by metric ton against the deliveries of the sugar at the Terminal in the Port of Paranagua. In order to receive this prepayment the SELLER shall present to the BUYER a Warehouse Receipt, issued by the terminal, transferring the property of the sugar to the BUYER, an Invoice and any usual document that may be requested by the bank that will support such prepayments. The volume to be paid will be the one in accordance with intake of quantidade e na qualidade entregues no TERMINAL. A VENDEDORA terá o direito de, á sua exclusiva opção, nomear uma companhia de supervisão reconhecida internacionalmente, de sua escolha e por sua conta, para acompanhar a pesagem, amostragem e análises no porto no momento do embarque
11.2 O prêmio pela polarização será liquidado de acordo com a escala do Contrato de Açúcar n° 11 da ICE Futures US e será calculado com base na qualidade final do açúcar efetivamente embarcado em cada navio nomeado pela COMPRADORA.
11.3 Em caso de ocorrer qualquer desvio em relação a qualidade contratada, a COMPRADORA deverá avisar imediatamente á VENDEDORA e a VENDEDORA deverá ajustar a qualidade entregue.
11.4 No caso de persistir o problema a COMPRADORA tem o direito de suspender momentaneamente as chamadas do saldo do Contrato até que uma solução seja encontrada e a VENDEDORA tern o direito de nomear, a expensas dela, a sua Companhia de Supervisão para verificar o problema.
12. PAGAMENTO:
12.1 PRÉ-PAGAMENTOS: Se solicitados pela VENDEDORA, a COMPRADORA fará pré-pagamentos em favor da VENDEDORA na importáncia equivalente a 80% do preço já fixado ou um preço provisório equivalente a 70% do “Settlement price” referente ao mês contra o qual os preços estejam sendo fixados, da última Sexta Feira de mercado imediatamente anterior a data da Fatura se ainda não tiver sido fixado, por tonelada métrica contra as entregas de açúucar no terminal, no Porto de Paranaguá. Para receber este pre-pagamento a VENDEDORA deverá apresentar à COMPRADORA, um Certificado de Deposito em Armazêm emitido pelo terminal transferindo a propriedade do açúcar para a COMPRADORA, uma Fatura e qualquer documento usual que possa vir a ser solicitado pelo banco que dara suporte a tais pré-pagamentos. O volume a ser pago será aquele verificado no Terminal toda

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sugar recorded by the Terminal on Thursdays, for payment on Thursday of the following week.
12.2 Interest will be charged on each prepayment amount calculated on a daily basis, based on the U.S. Dollar LIBOR for three months plus a premium of 8% (eight per cent) per annum, at a pro-rata daily rate, for the period elapsing between the date of each prepayment and the date of acceptance by the BUYER of the shipping documents related to each one of the shipments of the Sugar, or alternatively by cash settlement by the SELLER, calculated on the basis of a 360 day year for 2010/2011 year crop. The same conditions above mentioned to be considered for the year crop 2011/2012 except by the premium which will be fixed by mutual agreement on June of 2011 for the 2011/2012 year crop. All interest and prepayments outstanding will be deducted from the payments to the SELLER upon presentation of shipping documents to the BUYER.
12.3 The balance of the price already fixed will be paid against presentation of the shipment documents, in trust, at BUYER’s office in London. The following documents will be required:
1)	Full set of clean on board Bills of Lading stating “Freight payable as per charter party” or “Freight pre-paid”.

2)	Certificate of Origin issued by Authorized Governing Body.

3)	Commercial Invoice signed by the SELLER.

4)	The SELLER shall also be responsible for obtaining from the accredited/authorized entities, any additional shipping document requested by the country of destination providing it is obtainable at quinta-feira, para pagamento na quinta-feira da semana seguinte.
12.2 Juros serão cobrados sobre o montante de cada pré-pagamento calculados diariamente com base na taxa da U.S. Dollar LIBOR para três meses mais um prêmio de 8% (oito por cento) por ano, a uma taxa pro-rata dia, pelo periodo compreendido entre a data de cada pré-pagamento e a data de aceitação pela COMPRADORA dos documentos de embarque relativos a cada um dos embarques do açúcar, ou alternativamente pela liquidação pela VENDEDORA em moeda corrente, calculado com base em um ano de 360 dias para o ano safra 2010/2011. As mesmas condiçóes acima aplicam-se para o ano safra de 2011/2012 com exceção do prêmio que deverá ser fixado por mútuo acordo em Junho de 2011 para a safra 2011/2012. Todos os juros e saldos pendentes dos pré-pagamentos serão deduzidos dos pagamentos para a VENDEDORA a serem feitos mediante apresentação de documentos de embarque à COMPRADORA.
12.3 O saldo do preço já fixado será pago contra a entrega dos documentos de embarque, em confiança, no escritório da COMPRADORA em Londres. Os seguintes documentos serão requeridos:
1)	Jogo completo de Clean on Board Bills of Lading mencionando “Freight payable as per charter party” ou “Freight pre-paid”.

2)	Certificado de Origem emitido por entidade autorizada.

3)	Fatura Comercial assinada pela VENDEDORA.

4)	A VENDEDORA deverá também ser responsável pela obtenção junto a entidades autorizadas, de qualquer documento de embarque adicional solicitado pelo pais de destino sujeito a que o mesmo possa ser obtido no pais

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the country of origin and which issuance to be usual and applicable to the quality of the sugar traded on this contact.
13. BUYER’S OBLIGATIONS ON BEHALF OF THE TERMINAL:
13.1 The services of TERMINAL in discharging, storing and afterwards loading the sugar in to BUYER’s designated ships are the entire responsibility of the BUYER. The responsibility of the SELLER will cease once sugar is delivered to the TERMINAL.
13.2 The TERMINAL shall carry out the reception, unloading, weighting and any other service necessary for this purpose, of the goods delivered by the SELLER, according to the schedule of deliveries agreed in accordance with this contract, seven days a week, 24 hours a day, keeping to the respective order of arrival of the wagons at the agreed warehouses.
13.3 The unloading must be 100% (one hundred per cent) of wagons without any additional costs, provided that all the wagons are hopper type and do not require additional hand labour for the discharge at the TERMINAL. It could be accepted other kind of wagons, by previously agreement, once additional costs could be incurred on the discharge.
13.4 The TERMINAL is responsible for:
13.4.1 Meeting a minimum rate of unloading sufficient to meet its obligation to receive the quantity of delivery scheduled by the SELLER seven days a week, 24 hours a day.
13.4.2 Keep and conserve the sugar received in its warehouse until the loading of the product on board the ship(s) named by the Buyer.
de origem e cuja emissão seja usual e aplicável à qualidade de açúcar negociado neste contrato.
13. OBRIGAÇÕES ASSUMIDAS PELA COMPRADORA EM NOME DO TERMINAL:
13.1 Os serviços do TERMINAL de descarga, armazenagem e posterior embarque do açúcar nos navios designados pela COMPRADORA são de inteira responsabilidade da COMPRADORA. A responsabilidade da VENDEDORA cessará tão logo o açúcar seja entregue para o TERMINAL.
13.2 O TERMINAL deverá proceder a recepção, descarga, pesagem e qualquer outro serviço necessário para este fim, da mercadoria entregue pela VENDEDORA, de acordo com o programa de entregas diárias acertado com base neste contrato, sete dias por semana, 24 horas por dia, respeitando a ordem de chegada dos vagões no armazém acordado.
13.3 A descarga deverá ser de 100% (cem por cento) em vagões sem qualquer custo adicional, desde que todos os vagões sejam do tipo “hopper” e não necessitem de mão de obra adicional para a descarga no TERMINAL. Poderão ser aceitos outros tipos de vagões, mediante prévia consulta, pois poderão existir custos adicionais na descarga.
13.4 O TERMINAL é responsável por:
13.4.1 Manter uma taxa minima de descarga suficiente para cumprir sua obrigação de receber o volume de entrega programado pela VENDEDORA, sete dias por semana, 24 horas por dia;
13.4.2 Guardar e conservar o açúcar recebido em seu armazém até o embarque do produto a bordo do(s) navio(s) nomeado(s) pela Compradora;

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13.4.3 Effect the loading of the goods on board the ship (s) named by the Buyer.	13.4.3 Efetuar o carregamento da mercadoria a bordo do(s) navio(s) nomeado(s) pela Compradora;

13.5 The TERMINAL shall be responsible for demurrage costs incurred by the SELLER in respect of railway wagons that are not discharged at the Terminal (or, if appropriate, Warehouse) within 24 hours of their arrival.
13.5. O TERMINAL será responsável pelo custo de estadia incorrido pela VENDEDORA em relação a vagões ferroviarios que não sejam descarregados no Terminal (ou, se apropriado, no Armazém) dentro de 24 horas após a chegada dos mesmos.

13.6 The BUYER undertakes to receive the product according to the agreed delivery rates.	13.6 A COMPRADORA garante o recebimento do produto na cadẽncia contratada.

13.7 The TERMINAL be liable for the amount of demurrage or despatch incurred in the operation of shipment of the product on board each ship named by the Buyer.	13.7 O TERMINAL será responsavel pelo montante de “demurrage” ou “despatch” incorridos na operação de embarque do produto a bordo de cada navio nomeado pela COMPRADORA.

13.8 The TERMINAL authorize a representative of the SELLER to exercise the right of free access to the warehouses, and free access to verify the arrival of goods at the warehouse.	13.8 O TERMINAL autoriza representante da VENDEDORA a exercer o direito de livre acesso aos armazéns e livre acesso para verificar a chegada da mercadoria no armazém.

13.9 The TERMINAL provides insurance cover.	13.9 O TERMINAL provera cobertura de seguro.

14. SELLER’S OBLIGATIONS:	14. OBRIGAÇÕES DA VENDEDORA:
14.1 The SELLER must inform the Terminal on a daily basis of the current position with regard to the loading and transfer of raw sugar from the point of origin, seeking to optimize the operation for receipt thereof at the agreed warehouses.
14.1 A VENDEDORA devera informar diariamente o Terminal a posição atualizada com relação ao carregamento e transférencia do açucar bruto a partir do local de origem, visando otimizar a operação para recepção deste no armazém acordado.

14.2. Delivery Method:	14.2 Forma de Entrega:
14.2.1 Delivered at TERMINAL in Paranagua at any time within the contract delivery period for loading at BUYER’S vessel.	14.2.1. A entrega no TERMINAL em Paranagua deverá ser feita a qualquer momento, dentro do periodo de entrega acordado, para carregamento no navio da COMPRADORA.

14.3 Delivery Periods/Delivery Rates:	14.3 Periodos de Entrega/Pranchas de Entrega:
14.3.1 The delivery periods and delivery rates will be the following:	14.3.1 Os periodos e pranchas de entrega serão os seguintes:
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a) 11,666MT from 1st until 31st July, at a daily rate of 400MT;	a) 11,666TM de 1° até 31 de Julho, com entregas dianas de 400TM;

b) 11,666MT from 1st until 31st August, at a daily rate of 400MT;	b) 11,666TM de 1° até 31 de Agosto, com entregas diárias de 400TM;

c) 11,666MT from 1st until 30th September, at a daily rate of 400MT;	c) 11,666TM de 1° até 30 de Setembro, com entregas diárias de 400TM;

d) 11,666MT from 1st until 31st October, at a daily rate of 400MT;	d) 11,666TM de 1° até 31 de Outubro, com entregas diárias de 400TM;

e) 11,666MT from 1st until 30th November, at a daily rate of 400MT;	e) 11,666TM de 1° até 30 de Novembro, com entregas diárias de 400TM;

f) 11,670MT from 1st until 31st December, at a daily rate of 400MT.	f) 11,670TM de 1° até 31 de Dezembro, com entregas diárias de 400TM.

14.3.2 Delivery period is defined as the period in which SELLER shall deliver the sugar to the Terminal, in the Port of Paranagua.	14.3.2 O periodo de entrega é definido como o periodo no qual a VENDEDORA deverá entregar o açúcar no Terminal, no porto de Paranaguá.

14.3.3 SELLER guarantees that the deliveries of the sugar to the terminal will start on the first day of the delivery period and will be completed not later than on the last day of the same period.	14.3.3 A VENDEDORA garante que as entregas do açúcar no terminal começarão no primeiro dia do periodo de entrega e serão completadas até o último dia do mesmo periodo.

14.4 Liabilities: The SELLER shall be liable to all costs incurred, including vessel’s demurrage, in case the above mentioned conditions are not met.	14.4 Responsabilidade A VENDEDORA será responsável por todos os custos incorridos, incluindo sobrestadia (“demurrage”) do navio, no caso das condições acima mencionadas não serem cumpridas.

14.5 Services of the Terminal. 14.5.1 The SELLER shall pay US$12.00 per Metric Ton for the services of the Terminal.	14.5 Serviços do Terminal 14.5.1 A VENDEDORA deverá pagar a COMPRADORA US$12,00 por tonelada métrica pelos serviços do Terminal.

14.5.2 This payment shall be made by deduction to be made by the BUYER from the payment for the value of the sugar shipped.	14.5.2 Este pagamento será feito por dedução a ser realizada pela COMPRADORA no pagamento do valor do açúcar embarcado.

14.5.3 The SELLER will be responsible for the consignment and clearance for export of the raw sugar, and will be required to provide all the necessary documents and services in good time to avoid delay the docking of the specified ship.
14.5.3 A VENDEDORA será responsável pelo despacho e liberação do açúcar bruto para a exportação e deverá providenciar a tempo todos os documentos e serviços necessarios de forma a não atrasar a atracação do navio. especificado.

14.5.4 The SELLER will be responsible for	14.5.4 A VENDEDORA será responsável pelos
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the costs generated in the form of tax and para-fiscal contributions, and export duties that may be levied on the raw sugar at the origin port.	custos gerados na forma de tributos e contribuições parafiscais e impostos de exportação que possam ser cobrados sobre o açúcar bruto no porto de origem.

14.5.5 The SELLER will deliver the agreed quantity to the TERMINAL, plus 0.25% to cover operational losses.	14.5.5 A VENDEDORA entregará a quantidade acordada, no TERMINAL, acrescida de 0.25% para cobrir perdas operacionais.

15. DEMURRAGE/DESPATCH:	15. DEMURRAGE/DESPATCH:
The TERMINAL will be liable for the amount of demurrage or despatch incurred in the operation of shipment of the product on board of each ship named by the BUYER, limited to USD18,000.00/9,000.00.	O TERMINAL será responsável pelo montante de “demurrage” ou “despatch” incorridos na operaçáo de embarque do produto a bordo de cada navio nomeado pela COMPRADORA, limitado a USD18.000,00/9.000,00.

16. TAXATION:	16. TRIBUTAÇÃO:
Any taxes or levies in the nature of taxes that may be imposed on the sugar or on its shipment by the country of origin shall be for account of the SELLER. Any taxes or levies in the nature of taxes that may be imposed on the sugar by the Country of destination shall be for account of the BUYER.
Quaisquer impostos ou encargos de natureza fiscal que possam ser imputados ao açúcar ou ao seu embarque no pais de origem serão por conta da VENDEDORA. Quaisquer impostos ou encargos de natureza fiscal que possam ser imputados ao açúcar no pais de destino serão por conta da COMPRADORA.

17. LICENCE:	17. LICENÇA:
The SELLER is to be entirely responsible for obtaining any necessary export license. The failure to obtain such a license shall not be sufficient grounds for a claim of force majeure. The BUYER is to be entirely responsible for obtaining any necessary import license. The failure to obtain such a license shall not be sufficient grounds for a claim of force majeure.
A VENDEDORA será inteiramente responsãvel pela obtenção de qualquer licença de exportação que seja necessária. O insucesso em obter tal licença não será motivo suficiente para uma declaração de força maior. A COMPRADORA será inteiramente responsavel pela obtenção de qualquer licença de importação que seja necessaria. O insucesso em obter tal licença não será motivo suficiente para uma declaração de força maior.

18. INSURANCE:	18. SEGURO:
Marine and War insurance to be for account of BUYER.	Seguro Maritimo e de Guerra será por conta da COMPRADORA

19. FORCE MAJEURE:	19. FORÇA MAIOR:
The performance of this contract is subject to force majeure in accordance with the rules of the Sugar Association of London.	O cumprimento deste Contrato está sujeito a Força Maior de acordo com as regras da Sugar Association of London.

20. ASSIGNMENT OF RIGHTS	20. CESSÃO DE DIREITOS
CTR 26.776 - page 10 of 14

20.1 The parties hereby acknowledge that SELLER may assign to a Bank or Financial Institution all its rights and obligations arising from this contract and BUYER, in such case, agrees to sign the respective document stating its agreement to such assignment (“acknowledgment of assignment”) since such document is in accordance with BUYER’S standards and rules.
20.1 As partes reconhecem aqui que a VENDEDORA podera ceder a um Banco ou a uma Instituição Financeira todos os seus direitos e obrigações oriundos deste contrato e a COMPRADORA concorda, neste caso, em assinar o documento de concordãncia com tal cessão (“acknowledgment of assignment”), desde que tal documento esteja dentro dos padrões e normas da COMPRADORA.

20.2 The parties hereby agree that BUYER does not directly take party into the relationship between the SELLER and the Financial Institution or the Bank, being the SELLER the only and exclusive responsible for the performance of Its obligations under such institutions.
20.2 As partes concordam que a COMPRADORA não participa diretamente do relacionamento entre a VENDEDORA e a Instituição Financeira ou o Banco, sendo a VENDEDORA a unica e exclusiva responsável pelo cumprimento de suas obrigações perante referidas instituições.

21. TERMS AND CONDITIONS:	21. TERMOS E CONDIÇÕES:
21.1 For the avoidance of doubt, nothing in this agreement shall confer or purport to confer on any third party any benefit or the right to enforce any term of the agreement, except in so far as the parties have expressly agreed that a third party may enforce a term.
21.1 Para evitar dúvida, nada neste contrato deverá conferir ou pretender conferir a qualquer terceira pessoa qualquer beneficio ou direito de fazer cumprir qualquer termo do contrato, exceto na medida em que as partes tenham expressamente acordado que uma terceira pessoa possa fazer cumprir uma cláusula.

22.2 This contract is subject to the rules of the Sugar Association of London as fully as if the same had been expressly inserted herein, whether or not either or both of the parties to it are members of the Association.
22.2 Este Contrato está sujeito ás regras da Sugar Association of London como se estas houvessem sido integral e expressamente inseridas aqui, sendo ou não uma das partes ou ambas membros da “Associação”

22.3 If any provision of the contract is inconsistent with the rules, such provision shall prevail.	22.3 Se qualquer cláusula deste contrato for inconsistente com as regras, tal cláusula deverá prevalecer.

22. TERMINATION:	22. RESCISÃO:
In addition to the events set forth in law, this contract may be terminated in case of occurrence, against or in relation to the other party, independently of judicial or extrajudicial notice, of any of the following:
Além das hipóteses previstas em lei, este Contrato poderá ser rescindido se contra ou em relação á outra parte ocorrer, independentemente de notificação judicial ou extrajudicial:

1) bankruptcy, winding up (judicial or extrajudicial); or	1) Falẽncia, liquidação judicial ou extrajudicial; ou
CTR 26.776 - page 11 of 14

2) the filing or the initiation of procedures for corporate reorganisation (judicial or extrajudicial); or	2) o ingresso de pedido de recuperação judicial ou procedimentos de recuperação extrajudicial; ou

3) the insolvency of any of the parties; or	3) insolvência de qualquer das partes; ou

4) partial or total assignment of the obligations undertaken hereunder, except if such assignment is approved, in writing, by the other party.	4) cessão total ou parcial das obrigações aqui assumidas, salvo se tal cessão for aprovada, por escrito, pela outra parte.

23. THE SELLER UNDERTAKES TO:	23. A VENDEDORA SE COMPROMETE A:
The SELLER irrevocably and irreversibly undertakes, under the penalty of immediate termination of this contract and without prejudice of the payment of penalties set forth hereinabove, to:	A VENDEDORA se compromete, de maneira irrevogável e irretratável, sob pena de imediata rescisão do presente Contrato e sem prejuizo do pagamento das penalidades acima estipuladas, a:

1) carry on its activities in accordance with environmental, tax, labour, social security and social local laws, as well as all other human rights protection related legal provisions, abstaining itself of imposing to its workers and contributors any outrageous, inhuman or degrading labour conditions; or
1) desenvolver suas atividades respeitando a legislação ambiental, fiscal, trabalhista, previdenciária e social locais, bem como os demais dispositivos legais relacionados á proteção dos direitos humanos, abstendo-se de impor aos seus colaboradores condições ultrajantes, sub-humanas ou degradantes de trabalho; ou

2) not make use, directly or indirectly, of child or irregular teenager workforce, as set forth in applicable regulation. The breach of such provision shall lead to the termination of this contract by the BUYER; or
2) não utilizar, direta ou indiretamente, mão-de-obra infantil ou irregular de adolescente conforme definição da legislação aplicável. O descumprimento dessa condição ensejará a rescisáo contratual pela COMPRADORA; ou

3) not acquire, intermediate, transport or trade any animal or vegetal related product or byproduct in areas, which in turn are subject to embargo, as set forth in Brazilian law (Federal Decree No. 6514/08).
3) não adquirir, intermediar transportar ou comercializar produto ou subproduto de origem animal ou vegetal produzido sobre áreas objeto de embargo conforme definição da legislação brasileira (Decreto 6.514/08).
CTR 26.776 - page 12 of 14

24. ARBITRATION:	24. ARBITRAGEM:
24.1 All disputes arising out of or in connection with this contract shall be referred to THE SUGAR ASSOCIATION OF LONDON for settlement in accordance with the rules related to arbitration. Such contract shall be governed by and construed in accordance with English Law.
24.1 Todas as disputas originadas por este contrato ou em conexão com ele deverão ser submetidas á THE SUGAR ASSOCIATION OF LONDON para decisão de acordo com as regras relativas á arbitragem. Este contrato será regido e interpretado de acordo com as Leis Inglesas.

24.2. Notwithstanding the arbitration, the parties elect the jurisdiction of São Paulo, State of São Paulo, solely for any urgent action, provisional and/or urgent legal remedy or court order required in order to avoid several and/or irreparable damages.
24.2. Sem prejuizo á arbitragem, as partes elegem o foro de São Paulo, Estado de Paulo, exclusivamente para qualquer ação urgente, medida legal ou ordem judicial provisòria e/ou urgente que seja necessária para evitar danos graves e/ou irreparáveis.

25. LANGUAGE: This contract is written in both the English and Portuguese languages. In the event of any inconsistency, the English language version shall prevail.	25. IDIOMA Este contrato e redigido em ambos idiomas Ingles e Portugues. No caso de qualquer inconsistencia, a versao inglesa devera prevalecer.